Exhibit 99.8

AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing with the other on behalf of each other of an amendment to a statement on Schedule 13D originally filed on February 6, 2017 with the United States Securities and Exchange Commission (including any further amendments thereto) with respect to the Ordinary Shares, par value $0.01 per share, of Melco Resorts & Entertainment Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Date: July 17, 2019

For and on Behalf of
MELCO INTERNATIONAL DEVELOPMENT LIMITED

By:	/s/ Ho, Lawrence Yau Lung
Name:	Ho, Lawrence Yau Lung
Title:	Director

For and on Behalf of
MELCO LEISURE AND ENTERTAINMENT GROUP LIMITED

By:	/s/ Ho, Lawrence Yau Lung
Name:	Ho, Lawrence Yau Lung
Title:	Director

HO, LAWRENCE YAU LUNG

By:	/s/ Ho, Lawrence Yau Lung